As filed with the Securities and Exchange Commission on November 21, 2002
                                                  Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------
                   LADENBURG THALMANN FINANCIAL SERVICES INC.
             (Exact Name of Registrant as Specified in Its Charter)

                  Florida                                     65-0701248
      (State or Other Jurisdiction of                      (I.R.S. Employer
      Incorporation or Organization)                    Identification Number)

                         590 MADISON AVENUE, 34th FLOOR
                            NEW YORK, NEW YORK 10022
                    (Address of Principal Executive Offices)


                          1999 PERFORMANCE EQUITY PLAN

                            (Full Title of the Plan)


             VICTOR M. RIVAS, President and Chief Executive Officer
                   Ladenburg Thalmann Financial Services Inc.
                         590 Madison Avenue, 34th Floor
                            New York, New York 10022
                                 (212) 409-2000
 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                                 with a copy to:

                             DAVID ALAN MILLER, ESQ.
                                 Graubard Miller
                                600 Third Avenue
                          New York, New York 10016-2097
                            Telephone: (212) 818-8800


                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================

                                                                   Proposed maximum       Proposed maximum
Title of Securities                            Amount to be         offering price            aggregate             Amount of
to be registered                                registered            per share            offering price        registration fee
============================================ ================== ======================= ====================== ====================
Common Stock issuable upon exercise of
options which may be granted under the          4,500,000              $0.16(2)               $720,000.00             $66.24
1999 Performance Equity Plan
-----------------------------------------------------------------------------------------------------------------------------------

         TOTAL..........................                                                                              $66.24
===================================================================================================================================

(1) Pursuant to Rule 416, there are also being registered additional shares of common stock as may become issuable pursuant to the anti-dilution provisions of the 1999 Performance Equity Plan.

(2) Based on the last sale price of a share of our common stock as reported by the American Stock Exchange on November 18, 2002 in accordance with Rules 457(c) and 457(h) promulgated under the Securities Act.

                               __________________

     In accordance with the provisions of Rule 462 promulgated under the Securities Act, this registration statement will become effective upon filing with the Securities and Exchange Commission.

                               __________________

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS




     The contents of the Registration Statement on Form S-8 (File No. 333-82688) previously filed by the Registrant with the Securities and Exchange Commission on February 13, 2002 are incorporated by reference in this Registration Statement.

     On January 22, 2002, the Registrant's Board of Directors approved an amendment to the 1999 Performance Equity Plan to increase the number of shares available for issuance under the plan from 5,500,000 shares to 10,000,000 shares. This amendment was approved by the shareholders of the Registrant on November 6, 2002. Accordingly, the Registrant is filing this Registration Statement to register the additional 4,500,000 shares of common stock available for issuance under the plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 20th day of November, 2002.

                                    LADENBURG THALMANN FINANCIAL SERVICES INC.


                             By:    /s/ Victor M. Rivas
                                    -----------------------------------
                                    Name: Victor M. Rivas
                                    Title: President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Howard M. Lorber, Richard J. Rosenstock, Victor
M. Rivas and Salvatore Giardina, and each of them, with full power to act without the others, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                       Title                               Date
---------                       -----                               ----

 /s/ Victor M. Rivas            President and                 November 20, 2002
---------------------------     Chief Executive Officer
Victor M. Rivas


 /s/ Salvatore Giardina         Vice President and            November 20, 2002
---------------------------     Chief Financial Officer
Salvatore Giardina              (and Principal Accounting
                                Officer)


 /s/ Henry C. Beinstein         Director                      November 20, 2002
---------------------------
Henry C. Beinstein


 /s/ Robert J. Eide             Director                      November 20, 2002
---------------------------
Robert J. Eide


 /s/ Richard J. Lampen          Director                      November 20, 2002
---------------------------
Richard J. Lampen

 /s/ Bennett S. LeBow           Director                      November 20, 2002
---------------------------
Bennett S. LeBow


 /s/ Howard M. Lorber           Director                      November 20, 2002
---------------------------
Howard M. Lorber


 /s/ Vincent A. Mangone         Director                      November 20, 2002
---------------------------
Vincent A. Mangone


 /s/ Richard J. Rosenstock      Director                      November 20, 2002
---------------------------
Richard J. Rosenstock


 /s/ Mark Zeitchick             Director                      November 20, 2002
---------------------------
Mark Zeitchick

                                  EXHIBIT INDEX



                                           Incorporated by
Exhibit                                      Reference              No. in
   No.     Description                      from Document          Document
--------   -------------                   --------------         -----------

  4.1      Ladenburg Thalmann Financial         A                    10.1
           Services Inc. 1999 Performance
           Equity Plan (Amended and Restated)

  5.1      Opinion of Graubard Miller           -                Filed Herewith

  23.1     Consent of                           -                Filed Herewith
           PricewaterhouseCoopers LLP

  23.2     Consent of Graubard Miller           -                      -
           (Included in Exhibit 5.1)

  24.1     Power of Attorney                    -                      -
           (Included on Signature page)

--------------

A.   Quarterly report on Form 10-Q for the quarter ended September 30, 2002.